UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2007

IMCLONE SYSTEMS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Varick Street
New York, New York 10014
(Address of principal executive offices) (Zip Code)

(212) 645-1405
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 28, 2007, ImClone Systems Incorporated (the “Company”) announced that Peter R. Borzilleri, Vice President, Internal Audit, has been named Interim Vice President, Finance, effective as of September 4, 2007.  In this role, Mr. Borzilleri will have responsibility for all of the Company’s financial operations as well as information technology and internal audit.  Mr. Borzilleri joined ImClone Systems as Vice President, Internal Audit in 2002.

Before joining the Company, Mr. Borzilleri, age 51, held several senior financial and administrative management positions with various international, publicly-traded companies.  Most recently, he was Vice President, Assistant Corporate Controller for Automatic Data Processing, Inc.  From 1999 to 2001, Mr. Borzilleri served as Vice President, Corporate Controller and Chief Accounting Officer for United Rentals, Inc.  From 1994 to 1999, he was Vice President, Group Controller for Mannesmann Corp., a German industrial company.  Prior to that, Mr. Borzilleri was with the Volvo North America Group for nine years, with most of his tenure as the top financial and administrative executive of their U.S. marine and industrial engine business, Volvo Penta North America.  He started his career in public accounting with Deloitte, where he spent seven years in their audit group.  Mr. Borzilleri is a Certified Public Accountant and holds a B.A. degree in accounting from the State University of New York at Oswego.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED
(Registrant)

	By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor
Dated: August 28, 2007		Senior Vice President and General Counsel